UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES ACT OF 1934

       Date of Report (date of earliest event reported): June 29, 2002

                                  IGI, INC.
           (Exact name of registrant as specified in its charter)

            DELAWARE                  1-08568              01-0355758
(State or other jurisdiction of     (Commission           (IRS Employer
 incorporation or organization)     File Number)     Identification Number)

           105 LINCOLN AVENUE
           BUENA, NEW JERSEY                                 08310
(Address of principal executive offices)                   (Zip Code)

                               (856) 697-1441
            (registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes [X]      No [ ]

          SPECIAL NOTE REGARDING CERTAIN STATEMENTS AND REFERENCES

      Statements in this Current Report on Form 8-K regarding IGI, Inc.'s ("IGI" or "the Company") purchase of 1,878,640 shares of the Company's Common Stock from American Capital Strategies, Ltd. ("ACS"), and any other statements set forth herein, as well as the documents referred to in this Report, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, without limitation, IGI's ability to realize anticipated benefits and opportunities and to implement successfully proposed strategies; competitive pressures; and the other factors described in IGI's Annual Report on Form 10-K for the year ended December 31, 2001, which factors are incorporated herein by reference. The Company cautions readers to consider carefully these and other such factors. Further, such forward-looking statements speak only as of the date on which such statements are made. The Company disclaims any intention or obligation to update forward-looking statements as a result of developments occurring after the date of this document.

      The Company's Web site address is www.askigi.com. References, if any, in this Current Report on Form 8-K and the exhibits hereto, if any, to www.askigi.com, any variations thereof or any other uniform resource locator, or URL, are inactive textual references only. The information on the Company's Web site or at any other URL is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be a part of this document.

Item 5. Other Events.

Purchase of IGI, Inc. Common Stock from American Capital Strategies, Ltd.
-------------------------------------------------------------------------

      As previously reported, IGI and its affiliates, IGEN, Inc., Immunogenetics, Inc. and Blood Cells, Inc. (collectively, the "Affiliates") entered into a Note and Equity Purchase Agreement dated October 29, 1999, as amended, (the "Subordinated Debt Agreement") and certain related agreements with American Capital Strategies, Ltd. ("ACS").

      Under the Subordinated Debt Agreement, the Company issued to ACS Warrant No. W-1 ("the Warrants") evidencing the right to acquire 1,907,543 shares of the Company's Common Stock at an exercise price of $0.01 per share. In addition, under the Subordinated Debt Agreement, as long as the Warrants remained outstanding or ACS was the holder of any of the shares issued upon exercise of the Warrants, ACS also had the right to designate one person as a nominee to serve on the Company's Board of Directors. The current ACS designated and elected member to the Company's Board of Directors is Kenneth Jones.

      On June 26, 2002, ACS exercised the Warrants in full (1,907,543)under the "Net Issue Exercise" option of Section 1A(i)(d) thereof. Under its "Net Issue Exercise" of the Warrants, ACS was issued 1,878,640 shares of IGI Common Stock, together with cancellation of the remaining 28,903 shares purchased by ACS under the Warrants. In accordance with the terms of Section 1A(i)(d) of the Warrants, cancellation of such 28,903 shares constituted payment in full by ACS of the Exercise Price to the Company for its purchase of the shares (1,907,543) under the Warrants.

      As of June 26, 2002, as well as the date of this filing, the 1,878,640 shares purchased by ACS under the "Net Issue Exercise" of the Warrants constituted approximately 14.2% of the issued and outstanding Common Stock of the Company.

      On July 29, 2002, the Company purchased from ACS the 1,878,640 shares of IGI Common Stock acquired under the Warrants ("the Shares") at the price of $0.70 per share or $1,315,048.00. The Company has no further obligations or liabilities of any kind whatsoever to ACS in conjunction with the Subordinated Debt Agreement or otherwise. Furthermore, upon sale of the Shares to the Company, ACS' right to designate a nominee for election to the Company's Board of Directors permanently terminated. As such, on July 29, 2002, the ACS designee to the IGI Board of Directors, Kenneth Jones, tendered his resignation from the Board.

                                  SIGNATURE
                                  ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       IGI, Inc.

                                       By: /s/Domenic N. Golato
                                           --------------------
                                           Domenic N. Golato,
                                           Chief Financial Officer

Dated: July 30, 2002